    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1994


                                                       REGISTRATION NO. 33-56703

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            THE NWNL COMPANIES, INC.
           (Exact name of the Registrant as specified in its charter)

            DELAWARE                            6311                           41-1620373
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)           Identification No.)

                           20 WASHINGTON AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55401
                                 (612) 372-5432
                         (Address and telephone number
                of the Registrant's principal executive offices)
                           --------------------------

                                ROYCE N. SANNER
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            THE NWNL COMPANIES, INC.
                           20 WASHINGTON AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55401
                                 (612) 372-5601
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                           --------------------------

                                   COPIES TO:

       Gerald T. Flom                        Richard R. Crowl                      Paul C. Meyer
      Thomas G. Morgan         Vice President and Associate General Counsel        Rogers & Wells
Faegre & Benson Professional             The NWNL Companies, Inc.                 200 Park Avenue
Limited Liability Partnership           20 Washington Avenue South            New York, New York 10166
     2200 Norwest Center               Minneapolis, Minnesota 55401                (212) 878-8000
Minneapolis, Minnesota 55402                  (612) 372-5479
       (612) 336-3000

                           --------------------------


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
            UPON THE EFFECTIVE TIME OF THE MERGER DESCRIBED HEREIN.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A)  EXHIBITS

    The following Exhibits are filed as part of this Registration Statement:


   EXHIBIT
    NUMBER                                                             EXHIBIT
- --------------             -----------------------------------------------------------------------------------------------
        23(g)      --      Consent of Donaldson, Lufkin & Jenrette Securities Corporation
        23(h)      --      Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated


ITEM 22.  UNDERTAKINGS


    The undersigned Registrant hereby undertakes:



        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;



          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.



        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.



        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.



    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of

1933,  each  such  post-effective  amendment  shall  be  deemed  to  be  a   new
registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on the 2nd day of December, 1994.


                                          THE NWNL COMPANIES, INC.

                                          By           JOHN G. TURNER *

                                             -----------------------------------
                                                       John G. Turner,
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                           OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed on the 2nd day of December, 1994, by the following persons in the capacities indicated:


          JOHN G. TURNER *
- -------------------------------------     Chairman and Chief Executive Officer
           John G. Turner                  (Principal Executive Officer)

                                          Senior Vice President, Chief
          WAYNE R. HUNEKE *                Financial Officer and Treasurer
- -------------------------------------      (Principal Financial and Accounting
           Wayne R. Huneke                 Officer)

CAROLYN H. BALDWIN
F. CALEB BLODGETT
DAVID C. COX
JAYE F. DYER
JOHN H. FLITTIE
LUELLA GROSS GOLDBERG
WILLIAM A. HODDER
JAMES J. HOWARD III                       A majority of the Board of Directors*
RANDY C. JAMES
RICHARD L. KNOWLTON
DAVID A. KOCH
RICHARD M. KOVACEVICH
GLEN D. NELSON, M.D.
JAMES J. RENIER
JOHN G. TURNER

*Richard R. Crowl, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers or directors of the Registrant pursuant to powers of attorney duly executed by such persons.

                                          By         /s/ RICHARD R. CROWL

                                             -----------------------------------
                                                      Richard R. Crowl
                                                      Attorney-in-Fact

                               INDEX TO EXHIBITS


 EXHIBIT                                                                                                  SEQUENTIAL
  NUMBER                                                                                                   PAGE NO.
- ----------                                                                                                -----------
     23(g)  Consent of Donaldson, Lufkin & Jenrette Securities Corporation..............................
     23(h)  Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated...............................